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                                                                    EXHIBIT 10.1

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          WILLIAMS ENERGY PARTNERS L.P.

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WILLIAMS ENERGY PARTNERS L.P. (this "Amendment"), dated as of April 11, 2002, is entered into and effectuated by Williams GP LLC, a Delaware limited liability company, as the General Partner, pursuant to authority granted to it in Section 5.6 of the Amended and Restated Agreement of Limited Partnership of Williams Energy Partners L.P., dated as of February 9, 2001, as amended (the "Partnership Agreement"). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

         WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion; and

         WHEREAS, Section 13.1 of the Partnership Agreement provides that the General Partner, without the approval of any Partner (subject to the provisions of Section 5.7 of the Partnership Agreement), may amend any provision of the Partnership Agreement necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and

         WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment in order to provide for (i) the issuance of the Class B Common Units to the General Partner in connection with the contribution by the General Partner to the Partnership or its affiliate of all of the membership interest in Williams Pipe Line Company, LLC pursuant to a Contribution Agreement, dated as of the date hereof, among the General Partner, the Partnership and Williams Energy Services, LLC and (ii) the redemption of the Class B Common Units or, alternatively, for the exchange in accordance with the terms described herein of the Class B Common Units for Common Units; and

         WHEREAS, the Partnership is concurrently entering into a Credit Agreement, dated as of the date hereof, between the Partnership, Williams Pipe Line Company, LLC and certain lenders whereby such lenders have agreed to loan the Partnership and Williams Pipe Line Company, LLC, as co-borrowers, an aggregate of $700 million;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

1. Section 1.1 is hereby amended to add the following definition:

         "Bank Loan" means the loan evidenced by the Credit Agreement, dated as of the date hereof, among Williams Pipe Line Company, LLC, Williams Energy Partners L.P., Bank of


Exhibit 10.1 - Amendment 1 to Amended Restated LP Agreement - conformed copy

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America, N.A., Lehman Commercial Paper, Inc., Salomon Smith Barney, Inc., J.P.
Morgan Securities, Inc., and Merrill Lynch and Co., as the same may be extended, amended and restated.

2. Section 1.1 is hereby amended to:

     (a) add the following proviso to the end of the definition of "Outstanding":

                  "; and provided, further, that none of the Class B Common Units shall be deemed to be Outstanding for purposes of determining if any Class B Common Units are entitled to distributions of Available Cash unless such Class B Common Units shall have been reflected on the books of the Partnership as outstanding during such Quarter and on the Record Date for the determination of any distribution of Available Cash."

     (b) add the following paragraph to the end of the definition of "Subordination Period":

                  "Notwithstanding any of the provisions of clause (a) of this definition, no Class B Common Unit shall be deemed Outstanding in any Quarter if (1) such Class B Unit was issued after the end of such Quarter or (2) such Class B Common Unit has been redeemed by the Partnership prior to the Record Date for the determination of any distributions of Available Cash from Operating Surplus on the Class B Common Units for such Quarter."

3. Section 5.2(b) of the Partnership Agreement is amended by changing the first sentence thereof to read in its entirety as follows:

         (b) Upon the issuance of any additional Limited Partner Interests by the Partnership (other than the issuance of the Common Units issued in the Initial Offering or pursuant to the Over-Allotment Option), the General Partner shall be required to make additional Capital Contributions equal to 2% of any amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests, but only to the extent necessary such that the General Partner's Capital Account is equal to 2% of the total of all Capital Accounts following such issuance.

4. Article V is hereby amended to add a new Section 5.12 creating a new series of Units as follows:

         Section 5.12 Establishment of Class B Common Units.

         (a) The General Partner hereby designates and creates a series of Units to be designated as "Class B Common Units" and consisting of a total of [ ] Class B Common Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Units as set forth in this Section 5.12.

         (b) Each Class B Common Unit shall be convertible from time to time, in whole or in part, at the option of the holders thereof, into one Common Unit from and after such date as the Partnership has been advised by the New York Stock Exchange that the Common

Exhibit 10.1 - Amendment 1 to Amended Restated LP Agreement - conformed copy   2

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         Units issuable upon any such conversion are eligible for listing on the New York Stock Exchange. The General Partner will promptly notify the holders of the Class B Common Units upon receipt of such advice. Upon written notice to the General Partner from the holders of at least a majority of the Outstanding Class B Common Units (a "Notice of Intent to Convert") given not earlier than one year after the date of this Amendment, the General Partner will use its reasonable best efforts to cause the Partnership to meet any unfulfilled requirements of the New York Stock Exchange for such listing, including obtaining such approval of the Unitholders as may be required by the New York Stock Exchange for the issuance of the Common Units, issuable upon conversion of the Class B Common Units. If, 120 days after the date of the Notice of Intent to Convert, the Common Units issuable upon such conversion have not been approved for listing on the New York Stock Exchange, then the terms of the Class B Common Units will be changed so that each Class B Common Unit will become entitled to receive quarterly cash distributions in an amount equal to 115% of the quarterly cash distribution amount payable with respect to each Common Unit. The Class B Common Units will not have the privilege of conversion except as provided in this Section 5.12.

         (c) After the repayment in full of the Bank Loan, the Partnership may redeem the Class B Common Units for cash at any time by giving notice in writing to the holders of the Class B Common Units (a "Mandatory Redemption Notice") of the Partnership's intent to redeem the Class B Common Units. Any Outstanding Class B Common Units to be redeemed shall be redeemed as of the 30th day following date of such Mandatory Redemption Notice unless such day is not a Business Day in which case all such Outstanding Class B Common Units shall be redeemed on the next Business Day following such 30th day.

         (d) Upon any request by the General Partner or any of its Affiliates to register all or any part of the Class B Common Units pursuant to Section 7.12, the Class B Common Units for which registration is so requested may be redeemed by the Partnership at its election. The Partnership shall exercise its option to redeem the Class B Common Units under this Section 5.12(d) by mailing written notice thereof to the holders of the Class B Common Units for which registration is so requested. Such notice shall be given not later than 15 days after the receipt by the General Partner of such registration request and shall fix a date for redemption of such Class B Common Units not less than 30 nor more than 60 days after the date of such notice.

         (e) Any redemption under Section 5.12(c) or Section 5.12(d) shall be for a cash redemption price equal to the Current Market Price per Common Unit as of the date fixed for redemption.

         (f) Before any holder of Class B Common Units shall be entitled to receive any redemption payment or to convert such holder's Class B Common Units into Common Units, as the case may be, the holder shall surrender the Certificates evidencing the Class B Common Units, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Common Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Units one or more Certificates evidencing Common Units, registered in

Exhibit 10.1 - Amendment 1 to Amended Restated LP Agreement - conformed copy   3

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         the name of such holder, for the number of Common Units to which the holder shall be entitled. Such conversion shall be deemed to have been made as of the date of the surrender of the Class B Common Units to be converted, and the person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on said date.

         (g) From and after a redemption date (unless default shall be made by the Partnership in providing money for the payment of the redemption price), the Class B Common Units redeemed shall no longer be deemed Outstanding, and all rights of the holders thereof as Partners in the Partnership (except the right to receive from the Partnership the redemption price) shall cease. Class B Common Units redeemed pursuant to Section 5.12(c) or 5.12(d) shall be restored to the status of authorized but unissued Units, without designation as to class.

         (h) Except as otherwise provided in this Agreement, each Class B Common Unit shall be identical to a Common Unit, and the holder of a Class B Common Unit shall have the rights of a holder of a Common Unit with respect to, without limitation, Partnership distributions, voting and allocations of income, gain, loss or deductions; provided, however, that during the period in which any portion of the Bank Loan is outstanding, the Class B Common Units will not be paid a distribution of any kind. Upon the repayment in full of the Bank Loan, the holders of the Outstanding Class B Common Units will be entitled to receive a distribution of Available Cash equal to the distributions of Available Cash that were paid on or declared payable to the Common Units during the term of the Bank Loan. Except as otherwise provided in this Agreement, all Units shall vote or consent together as a single class on all matters submitted for a vote or consent of the Outstanding Units.

         (i) The Class B Common Units will have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class, so that each Class B Common Unit will be entitled to one vote on each matter with respect to which each Common Unit is entitled to vote; provided, however, that the Class B Common Units shall not be entitled to vote and shall not be deemed outstanding for purposes of determining a quorum, with respect to matters in which the requisite vote is determined by New York Stock Exchange rules or New York Stock Exchange staff interpretations of such rules for listing of the Common Units; each reference in the Partnership Agreement to a vote of holders of Common Units shall be deemed to be a reference to the holders of Common Units and Class B Common Units.

         (j) The Certificates evidencing Class B Common Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units.

Exhibit 10.1 - Amendment 1 to Amended Restated LP Agreement - conformed copy   4

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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            WILLIAMS GP LLC
                                            General Partner

                                            By:  /s/ Don R. Wellendorf
                                               ---------------------------------
                                            Name:    Don R. Wellendorf
                                            Title:   Senior Vice President



Exhibit 10.1 - Amendment 1 to Amended Restated LP Agreement - conformed copy   5